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                                                                    Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Investor Relations:                           Media Relations:
John Pitt                                     Alicia Curran
Instinet Group Incorporated                   Instinet Group Incorporated
212 310 7481                                  212 310 5462
john.pitt@instinet.com                        alicia.curran@instinet.com

                      INSTINET ANNOUNCES MANAGEMENT CHANGE

New York -- May 30, 2003 -- Instinet Group Incorporated (NASDAQ: INET) announced today that, as part of its continuing consolidation and the ongoing integration between Instinet and Island, Jean-Marc Bouhelier, Instinet's Chief Operating Officer, has chosen to step down as COO effective today, and will be leaving the company by the end of next month.

"Jean-Marc has played a key role over the last several years in building Instinet's business, helping to lead the organization through a very challenging time for the industry, and strengthening its relationships with institutional customers through the development of leading edge products and services," said Edward J. Nicoll, Instinet's Chief Executive Officer. "We greatly appreciate his service to Instinet and the years of hard work he put into this company, including his role in supporting the integration of the two companies. I am confident that he will continue to be a leader in whatever his future pursuits may be."

This management change is part of Instinet's ongoing effort to produce a more efficient corporate structure and consolidate management responsibilities. Consistent with these goals, Bouhelier's direct reports will, for the interim, report to Ed Nicoll.

"My time at Instinet has been a great experience, and I will always cherish the opportunity to have worked with some of the most talented and dedicated individuals in this industry," said Bouhelier. "Together, we re-positioned Instinet as the leading market place for OTC securities and delivered great new products to our institutional customers, and I'm sure that the Instinet team will continue to distinguish itself. For me personally, it's time to move on to new challenges and opportunities."


About Instinet
--------------

Instinet, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions for more than 30 years. Our services enable buyers and sellers worldwide to trade securities directly and anonymously with each other, have the opportunity to gain price improvement for their trades, manage their orders and lower their overall trading costs. Instinet is part of the Reuters family of companies.
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Through our electronic platforms, our customers can access over 40 securities markets throughout the world, including NASDAQ, the NYSE and stock exchanges in Frankfurt, Hong Kong, London, Paris, Sydney, Tokyo, Toronto and Zurich. Our customers consist of institutional investors, such as mutual funds, pension funds, insurance companies and hedge funds, as well as market professionals, including broker-dealers. We act solely as an agent for our customers and do not trade securities for our own account or maintain inventories of securities for sale.

                                     # # #

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

copyright 2003 Instinet Corporation and its affiliated companies. Member NASD/SIPC and a subsidiary of Instinet Group Incorporated. All rights reserved. INSTINET is a registered service mark in the United States and in other countries throughout the world. Instinet is part of the Reuters family of companies. Instinet Corporation is a subsidiary of Instinet Group Incorporated. Approved for distribution in the UK by Instinet Europe Limited which is regulated by the FSA and is a member of the LSE.

This news release may be deemed to include forward-looking statements relating to Instinet. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet's Quarterly Report on Form 10-Q for the period ended September 30, 2002, and other documents filed with the SEC and available on the Company's website. These statements speak only as of the date of this news release, and the Company does not undertake any obligation to update them.